Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES FIRST QUARTER EARNINGS
SUNNYVALE, CALIF. April 16, 2020 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended March 31, 2020. Procedure volume and systems placements in the quarter are consistent with the preliminary results disclosed in the Company's press release on April 8, 2020.
Q1 Highlights
•Worldwide da Vinci procedures grew approximately 10% compared with the first quarter of 2019, driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.
•The Company shipped 237 da Vinci Surgical Systems, an increase of 1% compared with 235 in the first quarter of 2019.
•The Company grew its da Vinci Surgical System installed base to 5,669 systems as of March 31, 2020, an increase of 11% compared with 5,114 as of the end of the first quarter of 2019.
•First quarter 2020 revenue of $1,100 million grew 13% compared with $974 million in the first quarter of 2019.
•First quarter 2020 GAAP net income was $314 million, or $2.62 per diluted share, compared with $307 million, or $2.56 per diluted share, in the first quarter of 2019.
•First quarter 2020 non-GAAP* net income was $323 million, or $2.69 per diluted share, compared with $312 million, or $2.61 per diluted share, in the first quarter of 2019.
•In February 2020, the Company acquired Orpheus Medical Ltd. and its wholly owned subsidiaries (“Orpheus Medical”) to deepen and expand its integrated informatics platform. Orpheus Medical provides hospitals with information technology connectivity, as well as expertise in processing and archiving surgical videos.
Q1 Financial Summary
Gross profit, income from operations, net income, net income per diluted share, and diluted shares are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
First quarter 2020 revenue was $1,100 million, an increase of 13% compared with $974 million in the first quarter of 2019. Higher first quarter revenue was driven by increased procedures and systems placements as well as higher service and operating lease revenue.
First quarter 2020 instruments and accessories revenue increased by 12% to $618 million, compared with $552 million in the first quarter of 2019, primarily driven by approximately 10% growth in da Vinci procedure volume.
First quarter 2020 systems revenue increased by 14% to $283 million, compared with $248 million in the first quarter of 2019. The Company shipped 237 da Vinci Surgical Systems in the first quarter of 2020, compared with 235 in the first quarter of 2019. The first quarter 2020 system shipments included 77 systems shipped under operating lease and usage-based arrangements, compared with 78 in the first quarter of 2019.
First quarter 2020 GAAP income from operations increased to $283 million, compared with $252 million in the first quarter of 2019. First quarter 2020 GAAP income from operations included intangible asset charges of $13 million, compared with $30 million in the first quarter of 2019, and share-based compensation expense of $91 million, compared with $76 million in the first quarter of 2019. First quarter 2020 non-GAAP* income from operations increased to $384 million, compared with $362 million in the first quarter of 2019.
First quarter 2020 GAAP net income was $314 million, or $2.62 per diluted share, compared with $307 million, or $2.56 per diluted share, in the first quarter of 2019. First quarter 2020 GAAP net income included excess tax benefits of $65 million, or $0.55 per share, compared with $73 million, or $0.61 per share, in the first quarter of 2019.
First quarter 2020 non-GAAP* net income was $323 million, or $2.69 per diluted share, compared with $312 million, or $2.61 per diluted share, in the first quarter of 2019.

The Company ended the first quarter of 2020 with $5.9 billion in cash, cash equivalents, and investments, an increase of $51 million during the quarter, primarily driven by cash generated from operations.
Impact of COVID-19 Pandemic
For the first two and a half months of the first quarter of 2020, procedure performance was trending at the higher end of our expectations. However, as noted in the Company's April 8 press release, the Company experienced a significant decline in procedure volume and postponements of system placements in the latter half of March in the U.S. and Western Europe, as healthcare systems in those areas diverted resources to meet the increasing demands of managing COVID-19. The Company has experienced and believes that the impact of the COVID-19 pandemic on the Company's business differs by geography. Due to the uncertain scope and duration of the pandemic, and uncertain timing of global recovery and economic normalization, we cannot, at this time, reliably estimate the future impact on our operations and financial results.
“In response to COVID-19, Intuitive's priorities are the health and safety of those we serve, including care teams, their patients, our employees, our communities, and our suppliers," said Intuitive CEO Gary Guthart. “While we cannot predict the depth or duration of the disruption caused by the pandemic, we remain committed to our mission and the long-term need to improve patient outcomes.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the first quarter 2020 financial results. The call will be webcast by Nasdaq OMX and can be accessed on Intuitive’s website at www.intuitive.com or by dialing (877) 226-8163 using the access code 8991765.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. At Intuitive, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci Surgical System and the Ion endoluminal system.
Da Vinci® and IonTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the potential impacts of the COVID-19 pandemic on our business, financial condition and results of operations, the strength of our long-term fundamentals, the potential decline of procedure volume, our acquisitions, expected new product introductions, procedures and procedure adoption, future results of operations, future financial position, our ability to increase our revenues, the anticipated mix of our revenues between product and service revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, our potential tax assets or liabilities, the effect of recent accounting pronouncements, our investments, anticipated cash flows, our ability to finance operations from cash flows and similar matters, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and our beliefs and assumptions regarding these economies and markets. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the ability of the Company to obtain accurate procedure volume in the midst of the COVID-19 pandemic, the risk that the COVID-19 pandemic could lead to further material delays and cancellations of procedures, curtailed or delayed capital spending by hospitals and disruption to our supply chain, closures of our facilities, delays in surgeon training, delays in gathering clinical evidence, or diversion of management and other resources to respond to the COVID-19 pandemic; the evaluation of the risks of robotic-assisted surgery in the presence of infectious diseases, the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 pandemic disrupts local economies and causes economies in our key markets to enter prolonged recessions; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company's completion of and ability to successfully integrate the acquisitions, including Schölly Fiberoptic's robotic endoscope business and Orpheus Medical; procedure counts; regulatory approvals, clearances, and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company operates; risks associated with our operations outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company's reliance on sole and single source suppliers; disruptions in operations from medical epidemics or pandemics, such as COVID-19, and other natural or manmade disasters or catastrophic events; the results of legal proceedings to which the Company is or may become a party; product liability and other litigation claims; adverse publicity regarding us and the safety of the Company's products and adequacy of training; the Company's ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share (“EPS”), and non-GAAP diluted shares. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding items such as intangible asset charges, share-based compensation (“SBC”) expenses, and other special items. Intangible asset charges consist of non-cash charges, such as the amortization of intangible assets, as well as in-process R&D charges. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and liquidity. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding intangible asset charges, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding intangible asset charges, certain acquisition-related items for the re-measurement of contingent consideration, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. The Company defines non-GAAP net income as net income (loss), excluding intangible asset charges, non-cash impairment charges and recoveries, certain acquisition-related items for the re-measurement of contingent consideration, expenses related to SBC, litigation charges and recoveries, adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects, and tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements, the one-time impact of the enactment of the 2019 Swiss tax reform, and the net tax effects related to intra-entity transfers of non-inventory assets. The Company excludes the one-time impact of the enactment of the 2019 Swiss tax reform, because it is discrete in nature, and excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income divided by non-GAAP diluted shares, which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude items such as intangible asset charges, re-measurement of contingent consideration, SBC, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income (loss) and net income (loss) per share calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Revenue:
Instruments and accessories	$617.5	$671.2	$552.3
Systems	283.3	416.2	247.5
Services	198.7	190.3	173.9
Total revenue	1,099.5	1,277.7	973.7
Cost of revenue:
Product	296.7	312.0	246.4
Service	64.6	69.7	57.7
Total cost of revenue	361.3	381.7	304.1
Gross profit	738.2	896.0	669.6
Operating expenses:
Selling, general and administrative	308.1	341.8	273.4
Research and development	147.1	156.6	144.0
Total operating expenses	455.2	498.4	417.4
Income from operations (1)	283.0	397.6	252.2
Interest and other income, net	25.1	34.1	27.5
Income before taxes	308.1	431.7	279.7
Income tax expense (benefit) (2)	(8.1)	69.0	(24.3)
Net income	316.2	362.7	304.0
Less: net income (loss) attributable to noncontrolling interest in joint venture	2.7	5.0	(2.5)
Net income attributable to Intuitive Surgical, Inc.	$313.5	$357.7	$306.5
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$2.69	$3.09	$2.67
Diluted (3)	$2.62	$2.99	$2.56
Weighted average shares outstanding:
Basic	116.4	115.8	115.0
Diluted	119.8	119.7	119.6

(1) Income from operations includes the effect of the following item:
Intangible asset charges	$13.3	$15.7	$30.2
(2) Income tax expense (benefit) includes the effect of the following item:
Excess tax benefits related to share-based compensation arrangements	$(65.4)	$(33.7)	$(72.7)
(3) Diluted net income per share includes the effect of the following items:
Intangible asset charges, net of tax	$(0.10)	$(0.11)	$(0.21)
Excess tax benefits related to share-based compensation arrangements	$0.55	$0.28	$0.61

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	March 31, 2020	December 31, 2019
Cash, cash equivalents, and investments	$5,896.1	$5,845.2
Accounts receivable, net	527.6	645.2
Inventory	620.3	595.5
Property, plant, and equipment, net	1,369.2	1,272.9
Goodwill	335.0	307.2
Deferred tax assets	364.7	425.6
Other assets	778.2	641.6
Total assets	$9,891.1	$9,733.2

Accounts payable and other accrued liabilities	$994.4	$1,083.3
Deferred revenue	366.2	365.2
Total liabilities	1,360.6	1,448.5
Stockholders’ equity	8,530.5	8,284.7
Total liabilities and stockholders’ equity	$9,891.1	$9,733.2

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
GAAP gross profit	$738.2	$896.0	$669.6
Share-based compensation expense	18.0	17.1	15.1
Intangible asset charges	9.7	9.5	8.2
Non-GAAP gross profit	$765.9	$922.6	$692.9

GAAP income from operations	$283.0	$397.6	$252.2
Share-based compensation expense	90.6	89.2	76.1
Intangible asset charges	13.3	15.7	30.2
Litigation recoveries	(1.2)	—	—
Acquisition-related items	(1.4)	3.1	3.0
Non-GAAP income from operations	$384.3	$505.6	$361.5

GAAP net income attributable to Intuitive Surgical, Inc.	$313.5	$357.7	$306.5
Share-based compensation expense	90.6	89.2	76.1
Intangible asset charges	13.3	15.7	30.2
Litigation recoveries	(1.2)	—	—
Impairment charges	—	—	1.5
Acquisition-related items	(1.4)	3.1	3.0
Tax adjustments (1)	(90.0)	(44.9)	(101.5)
Adjustments attributable to noncontrolling interest in joint venture	(2.0)	(3.8)	(3.8)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$322.8	$417.0	$312.0

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.62	$2.99	$2.56
Share-based compensation expense	0.76	0.75	0.64
Intangible asset charges	0.11	0.13	0.25
Litigation recoveries	(0.01)	—	—
Impairment charges	—	—	0.01
Acquisition-related items	(0.01)	0.02	0.03
Tax adjustments (1)	(0.76)	(0.38)	(0.85)
Adjustments attributable to noncontrolling interest in joint venture	(0.02)	(0.03)	(0.03)
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.69	$3.48	$2.61

(1) For the three months ended March 31, 2020, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(65.4) million, or $(0.55) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $11.3 million, or $0.09 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(35.9) million, or $(0.30) per diluted share.